UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2007

ALESCO FINANCIAL INC.

(formerly Sunset Financial Resources, Inc.)

(Exact name of registrant as specified in its charter)

Maryland	1-32026	16-1685692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Cira Centre 2929 Arch Street, 17th Floor Philadelphia, Pennsylvania	19104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 701-9555

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 29, 2007, Alesco Financial Inc. (“AFI”), through wholly-owned subsidiaries, closed an on-balance sheet, term secured financing of approximately $1.1 billion of residential mortgage loans. Upon the closing of this securitization transaction, the Company is no longer financing any residential mortgage loans with short-term repurchase agreement financing. In connection with this securitization, Alesco Loan Holdings Trust (the “Company”), a wholly-owned subsidiary of AFI, entered into a Mortgage Loan Purchase Agreement, dated as of June 29, 2007 (the “MLPA”), with Structured Asset Mortgage Investments II Inc. (the “Depositor”), a wholly-owned subsidiary of The Bear Stearns Companies Inc. Pursuant to the MLPA, the Company sold 2,572 conventional, first lien mortgage loans secured primarily by one- to four-family residential properties and individual condominium units (collectively, the “Mortgage Loans”) to the Depositor. The Mortgage Loans had an aggregate principal balance of approximately $1,086,615,227 as of June 1, 2007.

The Depositor established Bear Stearns ARM Trust 2007-2, a Delaware statutory trust (the “Issuing Entity”) pursuant to a Short Form Trust Agreement, dated as of June 26, 2007 between the Depositor and Wilmington Trust Company (the “Owner Trustee”), as amended and restated on June 29, 2007, among the Depositor, the Owner Trustee, Wells Fargo Bank, N.A. (the “Securities Administrator”) and acknowledged by the Company (the “Trust Agreement”). The Depositor sold the Mortgage Loans to the Issuing Entity pursuant to a Sale and Servicing Agreement, dated as of June 29, 2007, among the Depositor, the Issuing Entity, the Company, Citibank, N.A., as indenture trustee (the “Indenture Trustee”), the Securities Administrator and Wells Fargo Bank, N.A. as master servicer (the “Master Servicer”) (the “Sale and Servicing Agreement”). The Issuing Entity pledged the Mortgage Loans to the Indenture Trustee pursuant to an Indenture, dated as of June 29, 2007, among the Issuing Entity, the Indenture Trustee and the Securities Administrator (the “Indenture”). Also pursuant to the Indenture, the Issuing Entity issued and transferred the Bear Stearns ARM Trust 2007-2, Mortgage-Backed Notes, Series 2007-2 as well as the notes issued pursuant to the Trust Agreement (collectively, the “Notes”) to the Depositor.

As further provided in the Bear Stearns ARM Trust, Series 2007-2 Prospectus Supplement, dated as of June 28, 2007 (the “Prospectus Supplement”), the Issuing Entity issued Notes (collectively, the “Offered Notes”) representing certain interests in four loan groups. The Class I-A-1 Notes and Class I-A-2 Notes represent senior interests principally in loan group I. The Class II-A-1 Notes and Class IIA-2 Notes represent senior interests principally in loan group II. The Class III-A-1 Notes and Class III-A-2 Notes represent senior interests principally in loan group III. The Class IV-A-1 Notes and Class IV-A-2 Notes represent senior interests principally in loan group IV. The Class X, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Notes (collectively, the “Retained Notes”) each represent subordinated interests in all loan groups. The beneficial ownership interest in the Issuing Entity is represented by the owner trust certificates. On June 29, 2007, a subsidiary of AFI, Alesco Loan Holdings, LLC, acquired a 100% ownership interest in the owner trust certificates and each class of the Retained Notes.

The following table sets forth the note interest rate (the “Note Interest Rate”) and the initial principal balance of each class of Notes.

Class	Note Interest Rate	Initial Note Principal Balance
I-A-1	Adjustable Rate	$155,498,000

I-A-2	Adjustable Rate	$10,602,000
II-A-1	Adjustable Rate	$499,261,000
II-A-2	Adjustable Rate	$34,040,000
III-A-1	Adjustable Rate	$229,619,000
III-A-2	Adjustable Rate	$15,656,000
IV-A-1	Adjustable Rate	$71,844,000
IV-A-2	Adjustable Rate	$4,898,000
X	Adjustable Rate	$0
B-1	Variable Rate	$36,402,000
B-2	Variable Rate	$9,780,000
B-3	Variable Rate	$7,063,000
B-4	Variable Rate	$4,890,000
B-5	Variable Rate	$3,803,000
B-6	Variable Rate	$3,259,227

The Note Interest Rates for the Offered Notes are adjustable rates that may change from payment date to payment date (each a “Payment Date”). The Note Interest Rate will therefore be adjusted on a monthly basis. Payments on the Offered Notes will be made on the 25th day of each month, or if such day is not a business day, the next succeeding business day, beginning in July 2007. On any Payment Date on or prior to the Payment Date in October 2010, the Note Interest Rate for the Class I-A-1 Notes and Class I-A-2 Notes will be the lesser of (i) 5.000% per annum and (ii) the related available funds rate (as defined in the Prospectus Supplement). On any Payment Date on or prior to the Payment Date in October 2011, the Note Interest Rate for the Class II-A-1 Notes and Class II-A-2 Notes will be the lesser of (i) 5.875% per annum and (ii) the related available funds rate. On any Payment Date on or prior to the Payment Date in October 2013, the Note Interest Rate for the Class III-A-1 Notes and Class III-A-2 Notes will be the lesser of (i) 5.875% per annum and (ii) the related available funds rate. On any Payment Date on or prior to the Payment Date in October 2016, the Note Interest Rate for the Class IV-A-1 Notes and Class IV-A-2 Notes will be the lesser of (i) 6.000% per annum and (ii) the related available funds rate. On any Payment Date after the Payment Date in October 2010, the Note Interest Rate for the Class I-A-1 Notes and Class I-A-2 Notes will be the least of (i) six-month LIBOR (determined bi-annually) plus 1.875% per annum, (ii) 11.150% annum and (iii) the related available funds rate. On any Payment Date after the Payment Date in October 2011, the Note Interest Rate for the Class II-A-1 Notes and Class II-A-2 Notes will be the least of (i) one-year LIBOR note index (determined annually) plus 1.875% per annum, (ii) 11.150% annum and (iii) the related available funds rate. On any Payment Date after the Payment Date in October 2013, the Note Interest Rate for the Class III-A-1 Notes and Class III-A-2 Notes will be the least of (i) one-year LIBOR note index (determined annually) plus 1.900% per annum, (ii) 11.000% per annum and (iii) the related available funds rate. On any Payment Date after the Payment Date in October 2016, the Note Interest Rate for the Class IV-A-1 Notes and Class IV-A-2 Notes will be the least of (i) one-year treasury note index (determined annually) plus 2.200% per annum, (ii) 10.425% per annum and (iii) the related available funds rate. The Note Interest Rate for the Offered Notes will be subject to an available funds rate, expressed as a fraction, the numerator of which is equal to the interest received for the related mortgage loans for the related Payment Date, multiplied by 12, and the denominator of which is the aggregate note principal balance of the related classes of Offered Notes immediately prior to such Payment Date. If on any Payment Date the Note Interest Rate for any class of Offered Notes is limited to the related available funds rate, the resulting basis risk shortfalls (as defined in the Prospectus Supplement) may be recovered by the holders of the related Offered Notes on the same Payment Date or future Payment Dates to the extent there are related available funds remaining after certain other payments on the related Offered Notes and the payment of certain fees and expenses to the Issuing Entity.

The Note Interest Rate for each of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Notes will be a variable rate equal to the weighted average of the weighted average of the net mortgage rates on the Mortgage Loans, weighted in proportion to the results of subtracting from the aggregate scheduled principal balance of the Mortgage Loans of the related loan group the aggregate Note principal balance of the related classes of Class A Notes. The Note Interest Rate with respect to the first interest accrual period is expected to be approximately 6.119% per annum. The Note Interest Rate for the Class X Notes will be a variable rate equal to the greater of (a) zero and (b) a per annum rate equal to the product of (i) 12 and (ii) a rate expressed as a fraction, (x) the numerator of which is the excess, if any, of (1) the interest accrued and payable on the Mortgage Loans net of servicing fees for the related due period, over (2) the amount of any accrued note interest payable to the Class A Notes and Class B Notes (including any basis risk shortfall carryover amounts payable to the Class A Notes) for the related Payment Date, and (y) the denominator of which is the aggregate Note principal balance of the Class A Notes.

In connection with the sale of the Mortgage Loans to the Depositor, the Company made certain representations and warranties with respect to the Mortgage Loans, and agreed to cure, repurchase or substitute each Mortgage Loan that is determined to have breached a representation or warranty as set forth in the MLPA. The Depositor also agreed to indemnify the Owner Trustee and its respective successors, assigns, agents and servants (collectively, the “Indemnified Parties”) from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, “Expenses”) which may at any time be imposed on, incurred by, or asserted against any Indemnified Party in any way relating to or arising out of the Trust Agreement, the Sale and Servicing Agreement or the Indenture, the Owner Trust Estate, the administration of the Owner Trust Estate or the action or inaction of the Owner Trustee. In turn, the Company agreed to indemnify the Indemnified Parties for Expenses for which the Depositor is required to indemnify the Indemnified Parties other than (x) any Expenses required to be covered by the Master Servicer pursuant to the Sale and Servicing Agreement or (y) and any Expenses actually paid by the Depositor. The foregoing indemnification and repurchase obligations of the Company were guaranteed by AFI pursuant to a Guarantee Agreement, dated as of June 29, 2007 (the “Guarantee”).

The preceding discussion is qualified in its entirety by reference to the terms of the Guarantee, the Indenture, the Trust Agreement, the MLPA, the Sale and Servicing Agreement and the Prospectus Supplement. All terms not specifically defined herein have the meaning ascribed to them in the Prospectus Supplement. Complete copies of the MLPA, the Trust Agreement, the Sale and Servicing Agreement and the Indenture will be filed by AFI as Exhibits to its upcoming 10Q filing. To request a copy of the Prospectus Supplement, please contact AFI or the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

ALESCO FINANCIAL INC.

Date: July 6, 2007	By:	/s/ John J. Longino
John J. Longino
Chief Financial Officer